Exhibit A - SFX Broadcasting, Inc. 13G


Halcyon/Alan B. Slifka Management Company LLC ("Halcyon LLC") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

ABS & Co. Limited, the Managing Member of Halcyon LLC, has filed this Schedule 13G pursuant to Rule 13d-1(b)(ii)(G).

Alan B. Slifka is the controlling stockholder of ABS & Co.
Limited.

Each of ABS & Co. Limited and Alan B. Slifka, by reason of their respective relationships to Halcyon/Alan B. Slifka Management
Company LLC, may be deemed to beneficially own the shares beneficially owned by Halcyon LLC.

Halcyon LLC, ABS & Co. Limited, and Alan B. Slifka have agreed to file a joint statement on Schedule 13G reporting their beneficial ownership of shares of SFX Broadcasting, Inc.

                              HALCYON/ALAN B. SLIFKA MANAGEMENT
                              COMPANY LLC


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998

                              ALAN B. SLIFKA AND COMPANY,
                              LIMITED


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998

                              ALAN B. SLIFKA


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998


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